Exhibit 5.1

One Financial Center
Boston, MA 02111
617 542 6000
mintz.com

August 5, 2021

Pieris Pharmaceuticals, Inc.

255 State Street, 9th Floor

Boston, Massachusetts 02109

Re:	Registration Statement on Form S-8; 2,550,000 shares of Common Stock of Pieris

Pharmaceuticals, Inc., par value $0.001 per share

Ladies and Gentlemen:

We have acted as legal counsel to Pieris Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,610,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), consisting of (i) an additional 2,250,000 shares of Common Stock issuable under the terms of the 2020 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Plan”) and (ii) 360,000 shares of Common Stock issuable upon the exercise of a non-qualified stock option granted to Tim Demuth, M.D., Ph.D., Senior Vice President, Chief Medical Officer of the Company, on August 1, 2021 pursuant to the terms of a Non-Qualified Stock Option Agreement by and between the Company and Dr. Demuth (the “Option Agreement”) as an inducement material to his entering into employment with the Company. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plan or Option Agreement, as applicable.

Our opinion expressed herein is limited to the general corporate laws of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

BOSTON LONDON LOS ANGELS NEW YORK SAN DIEGO SAN FRANCISCO WASHINGTON
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ August 5, 2021 Page 2

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plan or Option Agreement, as applicable, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
P.C.